Exhibit 10.44

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

AMENDMENT NO. 11 TO THE

NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 11 (the “Amendment”) to the NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT by and between ScanSource, Inc., a South Carolina corporation with its principal place of business at 6 Logue Court, Greenville, South Carolina 29615 (“Distributor”) and Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 (“Cisco”), is effective as of the date of last signature below (the “Effective Date”). All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

WHEREAS, Distributor and Cisco previously entered into a Nonexclusive Value Added Distributor Agreement, dated January 22, 2007, as amended (the “Agreement”); and

WHEREAS, the parties wish to update the terms of the Agreement;

NOW THEREFORE, for such good and valuable consideration as may have been exchanged between the Parties, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following terms and conditions of this Amendment:

1.	Section 6.7 (“Prompt Pay Discount”) which was added in Amendment 3 of the Agreement [*****].

2.
All of the terms and conditions of the Agreement shall continue in full force and effect except as modified by the terms of this Amendment. In the event of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control and govern.

3.
Binding Effect. All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors, and assigns.

4.
Severability. Any dispute in the meaning, effect, or validity of this Amendment will be resolved in accordance with the terms of the Agreement. If any provision of this Amendment is held to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Amendment will otherwise remain in full force and effect and enforceable so as to give effect to the intent of the parties hereunder.

5.
Entire Agreement; Amendment. This Amendment constitutes the entire agreement among the parties concerning the subject matter of this Amendment and replaces any prior oral or written communications between the parties, all of which are excluded. There are no conditions, understandings, agreements, representations or warranties, expressed or implied, that are not specified herein. This Amendment may be modified only by a written document executed by the parties hereto.

6.
Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.